EXHIBIT 99.4

AMENDMENT NO. 1 TO TRUST SALE AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO TRUST SALE AND SERVICING AGREEMENT, dated as of November 14, 2013 (this “Amendment”), is among ALLY FINANCIAL INC., a Delaware corporation, as seller, custodian and servicer (the “Servicer”), CAPITAL AUTO RECEIVABLES LLC, a Delaware limited liability company (the “Depositor”), and CAPITAL AUTO RECEIVABLES ASSET TRUST 2013-2, a Delaware statutory trust (the “Issuing Entity”).
RECITALS:
WHEREAS, the Servicer, the Depositor and the Issuing Entity are parties to the Trust Sale and Servicing Agreement, dated as of June 26, 2013 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Trust Sale and Servicing Agreement”); capitalized terms used but not defined herein shall have the meanings assigned to them in Appendix A to the Trust Sale and Servicing Agreement;
WHEREAS, Section 9.01(a)(ii) and Section 9.01(c) of the Trust Sale and Servicing Agreement provide that the Depositor, the Servicer and the Issuing Entity may, without the consent of any of the Financial Parties but with prior notice to the Rating Agencies, enter into an amendment to the Trust Sale and Servicing Agreement to correct or supplement any provision in the Trust Sale and Servicing Agreement that may be defective or inconsistent with any other provision of the Trust Sale and Servicing Agreement or any other Basic Document;
WHEREAS, the Depositor and the Servicer desire to enter, and have requested the Issuing Entity to join with them in entering, into this Amendment for purposes of amending the Trust Sale and Servicing Agreement in certain respects as permitted by Section 9.01(a)(ii) of the Trust Sale and Servicing Agreement;
NOW, THEREFORE, intending to be bound, the parties hereto agree as follows:
ARTICLE I
AMENDMENT TO TRUST SALE AND SERVICING AGREEMENT
SECTION 1.01.    Amendment to Appendix A. The following definition in Appendix A to the Trust Sale and Servicing Agreement is hereby amended and restated in its entirety to read as follows:
Class D Notes: The 3.30% Asset Backed Notes, Class D in the initial aggregate principal balance of $21,120,000 issued pursuant to the Indenture.

ARTICLE II
MISCELLANEOUS PROVISIONS.
SECTION 2.01.    No Other Amendments. Except as expressly stated herein, the provisions of the Trust Sale and Servicing Agreement are and shall remain in full force and effect.
SECTION 2.02.    Effectiveness. This Amendment shall be effective upon the execution of a counterpart of this Amendment, duly executed by each of the Depositor, the Servicer and the Issuing Entity, and upon the satisfaction of all conditions under Sections 9.01(a)(ii), 9.01(c), 9.01(d) and 9.01(f) of the Trust Sale and Servicing Agreement.
SECTION 2.03.    Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically or by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.
SECTION 2.04.    Governing Law. This amendment SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
SECTION 2.05    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the meaning or interpretation of any provision hereof.
SECTION 2.06    Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Amendment has been executed by BNY Mellon Trust of Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuing Entity and in no event shall BNY Mellon Trust of Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee of the Issuing Entity have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuing Entity hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuing Entity. For all purposes of this Amendment, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuing Entity hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI of the Trust Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed by their respective officers effective as of the day and year first above written.

ALLY FINANCIAL INC.,
Servicer, Custodian and Seller

By:    /s/ R. C. Farris________________
Name:    R. C. Farris
Title:     Assistant Treasurer

CAPITAL AUTO RECEIVABLES LLC,
Depositor

By:    /s/ M. T. St. Charles____________
Name:    M. T. St. Charles
Title:     Vice President

CAPITAL AUTO RECEIVABLES ASSET TRUST 2013-2

By: BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:    /s/ Kristine K. Gullo
Name:    Kristine K. Gullo
Title:    Vice President